Exhibit 10.16

CONSULTING SERVICES AGREEMENT

THIS CONSULTING SERVICES AGREEM ENT (this "Agreement„) is made and entered into, as of July 1, 2014 (the "Effective Date„), by and betweenCPC Strategy LLC, a California limited liability company ("CPC„) and Pish Posh Baby ("Company„)* The parties agree as follows:

1.            Engagement of Services. CPC will use its commercially reasonable efforts to perform the services specified onEfhibit A (the "Services„)* Company willpay to CPC the setup fee and recurring monthly fees as set forth on Exhibit A.

2.            Independent Contractor Relationship. CPC's relationship with Company is that of an independent contractor, and nothing in this Agreement is intended to, or shall be construed to, create a partnership, agency, joint venture, employment or similar relationship. Neither party is authorized to make any representation, contract or commitment on behalf of the other party unless specifically requested or authorized in writing to do so by the otherparty* No part of CPC's compensationwillbe subject to withholding by Company for the payment of any social security, federal, state or any other employee payroll taxes.

3.            Confidentiality.

3.1            Confidential Information. During the term of this Agreement and for three years after CPC shallmaintaininconfidence allinformationdisclosed by Company (the "Confidential Information„), and shallnot use, disclose orgrant the use of the ConfidentialInformationefcept ona need-to-know basis to those directors, officers, affiliates, employees, permitted licensees, permitted assignees and agents, consultants, or contractors, to the extent such disclosure is reasonably necessary in connection with the Services. To the extent that disclosure is authorized by this Agreement, prior to disclosure, CPC shall obtain agreement of any such person to hold in confidence and not make use of the Confidential Information for any purpose other than those permitted by this Agreement. Company hereby represents and warrants that, with respect to all Confidential Information it provides to CPC, Company has the right to disclose such Confidential Information to CPC and CPC shall have the right to use the Confidential Information in order to perform the Services.

3.2            Permitted Disclosures. The confidentiality obligations contained in Section 3.1 above shall not apply to the extent that (a) CPC is required to disclose information by law, order or regulation of a governmental agency or a court of competent jurisdiction; or (b) CPC can demonstrate that (i) the disclosed information was public knowledge at the time of such disclosure to CPC, or thereafter became public knowledge, other than as a result of actions of CPC in violation hereof; (ii) the disclosed information was rightfully known by CPC (as shown by its written records) prior to the date of disclosure to CPC by Company hereunder; (iii) the disclosed information was disclosed to CPC on an unrestricted basis from a third party; or (iv) the disclosed information was independently developed by CPC without use of the Confidential Information disclosed by Company.

4.            Disclaimer of Warranty; Indemnification; Limitation of Damages. CPC expressly disclaims all warranties, express or implied, regarding the Services. Company shall indemnify, defend, and hold harmless CPC from and against all liability, demands, claims, suits, causes of action, proceedings, costs, losses, damages, recoveries, settlements, assessments, fines, penalties, and expenses (including interest, attorney fees, accounting fees, expert fees) incurred by CPC arising from the use of the Confidential Information provided by Company, including without limitation the use of any trademarks, logos or other information provided by Company. CPC shall not be liable for any indirect, special, or consequential damages, lost revenue, lost profits, or lost opportunity arising from, related to, or connected with the Services even if CPC has been advised of the possibility thereof.

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5.            Term and Termination. The term of this Agreement shall commence on the Effective Date and shall continue until terminated as provided herein. Either party may terminate this Agreement immediately upon written notice to the other party. Upon expiration or termination of this Agreement, Company shall pay CPC for the pro-rata amount for the Services for the partial month of termination. Sections 3, 4, 5 and 6 will survive any termination or expiration of this Agreement.

6.            General Provisions.

6.1            Assignment. Except as otherwise expressly provided under this Agreement neither this Agreement nor any right or obligation hereunder may be assigned or otherwise transferred (whether voluntarily, by operation of law or otherwise), without the prior express written consent of the other party; provided, however, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder in connection with the transfer or sale of all or substantially all of its business, or in the event of its merger, consolidation, change in control or other similar transaction. Any permitted assignee shall assume all obligations of its assignor under this Agreement. Any purported assignment or transfer in violation of this Section 6.1 shall be void.

6.2            Governing Law. This Agreement shall be governed in all respects by the laws of the United States of America and by the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents.

6.3            Force Majeure. If either party fails to perform its obligations because of strikes, lockouts, labor disputes, embargoes, acts of God, inability to obtain labor or materials, governmental restrictions, governmental regulations, governmental controls, judicial orders, enemy or hostile governmental action, terrorist act, civil commotion, riot, fire, earthquake, or natural disaster, or other causes (except financial causes) beyond the reasonable control of the party obligated to perform, then that party's performance shall be excused for a period equal to the period of such event.

6.4            Severability. If a court of law holds any provision of this Agreement to be illegal, invalid or unenforceable, (a) that provision shall be deemed amended to achieve an economic effect that is as near as possible to that provided by the original provision and (b) the legality, validity and enforceability of the remaining provisions of this Agreement shall not be affected thereby.

6.5            Waiver; Modification. If a party waives any term, provisionorthe otherparty's breach of this Agreement, such waiver shall not be effective unless it is in writing and signed by such party. No waiver by a party of a breach of this Agreement shall constitute a waiver of any other or subsequent breach by the other party. This Agreement may be modified only by mutual written agreement of authorized representatives of the parties.

6.6            Entire Agreement. This Agreement constitutes the entire agreement between the parties relating to this subject matter and supersedes all prior or contemporaneous agreements concerning such subject matter, written or oral.

6.7            Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CPC Strategy, LLC		Pish Posh Baby

By:	/s/ Katen Johal (Jul 2, 2014)	By:	/s/ Eli Nojovitz (Jul 2, 2014)
Name:	Katen Johal	Name:	Eli Nojovitz
Title:	Director, Business Development	Title:	COO

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EXHIBIT A

Service: Full Service Paid Search Management

Description of Services: Company will provide to CPC Company's personal database for the purpose of managing all of Company's Paid Search Campaigns, including: Data Feed Optimization, Category Mapping, CPC & Bid Management, Product Analysis and Suppression, Feed Selection and Setup, Budget Allocation & Management.

Dedicated Account Manager, Account Review and Goal Setting, Keyword Research, Account Structure/Restructuring, Text Ad Creation and Optimization, Text Ad Variation Testing, Dynamic Keyword Phrase Insertion, Improvements to Quality Score, Geo-Targeting, Conversion Tracking, Attribution Modeling, Landing Page Optimization, Strategic support from the entire PPC department, Detailed Performance Reporting

Coverage: Google AdWords, Bing Ads, Google's DRM , Affiliate Feed Creation& Submission

Compensation:

Setup Fee: $250

Monthly Service Charge:

$2000 or 10% of Ad Spend

3 Month Minimum Commitment

Credit Card Authorization:

I, ___________________________________________________ (Card Holder), as an authorized representative of ___________________________________________________ (Company) hereby authorize CPC Strategy LLC to charge my credit/debit account (see card information below) according to the payment options specified herein for services provided by CPC Strategy LLC.

Under penalty of law I certify that all information contained herein is true and that I am the authorized Card Holder. Card Holder and Company acknowledges and agrees that facsimile copies of the Agreement will be equivalent to original documents.

By: ___________________

Card Holder Signature

Effective Date: _______________

Card Information

Credit Card Type (please circle one): Visa / MasterCard / American Express

Name of Card Holder as it appears on the Card: __________________________

Credit Card Number: __________________________________

Expiration Date: _____________________

Security Code: ___________
Notification Email Account: ____________________________________

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Exhibit B

Account Service Form

Company Address:

Company:
Address:	Pish Posh Baby
Address:	320 Cross St
City/State/Zip:	Lakewood nj 08701
Web Address:
Misc:

Contact:

Contact:
Title:
Email:
Phone:
Fax:
Misc:

Finance Contact:

Contact:
Email:
Phone:
Fax:

Technical Contact:

Contact:
Email:
Phone:
Fax:

BILLING ADDRESS:

Address:
Address:
City/State/Zip:
Misc:

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